UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2004

NEW CENTURY TRS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement

On October 21, 2004, New Century Financial Corporation (“NCFC”), the parent of New Century TRS Holdings, Inc. (“NCTRS”), entered into a Guaranty of New Century Financial Corporation (the “NCFC Guaranty”) in favor of Citibank, N.A. The purpose of the NCFC Guaranty was to replace the guaranty entered into by NCTRS, dated September 5, 2003, in favor of Citibank, N.A., for the purpose of guarantying the obligations of NC Capital Corporation, an indirect wholly-owned subsidiary of NCTRS (“NCCC”), under the Master Agreement (the “Master Agreement”), dated as of September 5, 2003, between NCCC and Citibank, N.A. In connection with the execution of the NCFC Guaranty, the obligations of NCTRS as a guarantor under the Master Agreement were terminated. The NCFC Guaranty is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Guaranty of New Century Financial Corporation, dated as of October 21, 2004, by New Century Financial Corporation in favor of Citibank, N.A.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY TRS HOLDINGS, INC.

October 26, 2004	By:	/s/ Robert K. Cole
Robert K. Cole
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Guaranty of New Century Financial Corporation, dated as of October 21, 2004, by New Century Financial Corporation in favor of Citibank, N.A.